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                                                                    Exhibit 4.18

                              CERTIFICATE OF TRUST

                                       OF

                      PUGET SOUND ENERGY CAPITAL TRUST III

     This Certificate of Trust is being executed as of February 13, 2002 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del C. (S)(S) 3801 et seq (the "Act")
        --- --             -- ---

     The undersigned hereby certifies as follows:

     1.   Name: The name of the business trust is "Puget Sound Energy Capital
          ----
Trust III" (the "Trust").

     2.   Delaware Trustee. The name and business address of the Delaware
          ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Bank One Delaware, Inc.
          Three Christiana Center
          201 North Walnut Street
          Wilmington, Delaware 19801
          Attn:  Legal Dept./First USA

     3.   Effective. This Certificate of Trust shall be effective immediately
          ---------
upon filing in the Office of the Secretary of State of the State of Delaware.



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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.


                             BANK ONE DELAWARE, INC., as
                             Delaware Trustee


                             By: /s/ Sandra L. Caruba
                                 -----------------------------------------------
                             Name: Sandra L. Caruba
                             Title: Vice President


                             BANK ONE TRUST COMPANY, NA, as
                             Property Trustee


                             By: /s/ Sandra L. Caruba
                                 -----------------------------------------------
                             Name: Sandra L. Caruba
                             Title: Vice President


                             ADMINISTRATIVE TRUSTEE


                             By: /s/ Richard L. Hawley
                                 -----------------------------------------------
                                     Richard L. Hawley


                             ADMINISTRATIVE TRUSTEE


                             By: /s/ Donald E. Gaines
                                 -----------------------------------------------
                                     Donald E. Gaines

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